                                                                    EXHIBIT 99.1
(THE HOME DEPOT LOGO)

                         THE HOME DEPOT ANNOUNCES RECORD
                           THIRD QUARTER 2005 RESULTS
         LIFTS FISCAL 2005 SALES AND EARNINGS PER SHARE GROWTH GUIDANCE
   FISCAL 2005 SALES GROWTH GUIDANCE 10-12 PERCENT, EARNINGS PER SHARE GROWTH
                             GUIDANCE 17-18 PERCENT

                          -   Record Third Quarter Sales of $20.7 billion

                          -   Record Third Quarter Operating Margin of
                              11.9 percent

                          -   Record Third Quarter Net Earnings of $1.5 billion

                          -   Record Average Ticket of $58.92

         ATLANTA, NOVEMBER 15, 2005 - The Home Depot(R), the world's largest home improvement retailer, today reported third quarter fiscal 2005 net earnings of $1.5 billion, $0.72 per diluted share, up 20 percent, compared with $1.3 billion, $0.60 per diluted share, for the third quarter of fiscal 2004.

         Sales for the period increased $2.0 billion, or 10.5 percent, to $20.7 billion. Growth in comparable store sales was 3.6 percent.

         "The execution of our strategy and the focus on our fundamentals has enabled us to consistently and predictably deliver strong results," said Bob Nardelli, chairman, president & CEO. "We have stayed on strategy, effectively managed our business and produced solid earnings growth through the hard work and dedication of our 325,000 associates."

         "We continued to drive productivity throughout our business, and are well on our way to becoming the low cost provider in our industry. During the quarter we continued to use our strong financial condition to invest in the business and return cash to our shareholders," said Carol Tome', executive vice president and CFO. At the end of the third quarter, the company reported total assets of $44.7 billion, total stockholders' equity of $25.8 billion and return on invested capital of 21.8 percent. In the third quarter, the company repurchased $868 million or 21.8 million shares under its share repurchase program. Since the inception of its share repurchase program, the company has repurchased $9.5 billion or 272 million shares under its $11 billion authorization. The company has repurchased about 12 percent of its outstanding shares since 2002.

         The company lifted its fiscal 2005 sales growth guidance from 9-12 percent to 10-12 percent and increased its earnings per share growth guidance from 14-17 percent to 17-18 percent.

ENHANCING THE CORE

         By broadening its assortment and adding new, innovative and distinctive merchandise that provides tremendous customer value, The Home Depot achieved a record average ticket of $58.92, representing an increase of 6.1 percent compared to the third quarter of last year.

         Merchandising highlights during the third quarter included:

               - Introduction of new and exclusive Makita and Milwaukee lithium-ion power tools, which offer more power, less weight, and longer run times for pros and serious do-it-yourselfers

               - Introduction of Ryobi MuliTASKit Laser level, offering a magnetic plate, light and laser tool

               - Launch of Colores Origenes, a vibrant color palette featuring over 70 colors designed in response to customer trends

               - Continued growth in core appliance market share, increasing share by 130 basis points to 9.2 percent on a rolling 12-month basis, according to an independent third party research company, the highest yearly market share gain in the industry

         "During the quarter our merchants did a great job of adding innovative and distinctive products to our stores. Our strategy of enhancing the core through distinction and innovation is working as evidenced by the highest average ticket in our company's history. We saw average ticket growth across the store with real strength in kitchen and bath," said Tom Taylor, executive vice president, Merchandising and Marketing.

         "The active hurricane season during the quarter showcased our merchandising and operational flexibility. We took extraordinary steps to take care of our communities, customers and associates and we were the first retailer to deliver emergency-type merchandise to the affected areas. By the end of the quarter, we directed over 4,000 truckloads of merchandise to the Gulf Coast and Florida regions," added Taylor.

         The company continued to invest in its stores through technology initiatives focused on increasing operational efficiency and improving the customer shopping experience. During the third quarter, the company achieved the following accomplishments:

               - Completed the rollout of back-end scanned receiving to all US and Canadian stores

               -    Commenced vendor authorization for certified receiving

               - Grew centralized auto replenishment to 11 percent of store sales

               - Implemented a special order flooring services pilot in 146 stores

               - Continued installation of self-check out registers, now in 1,205 stores

               -    Implemented new core financial systems in Mexico

         "We are already seeing the benefits from these initiatives as they are driving improvement in our operational efficiency. Further, technology enables us to improve our customers' shopping experience as we redeploy tasking hours to the sales floor, drive better in-stock positions, improve the accuracy for special orders and provide speed in the checkout process," said Carl Liebert, executive vice president, Home Depot Stores.

EXTENDING THE BUSINESS

         During the quarter, the company opened 37 new stores across Canada, Mexico and the United States, bringing the total store count to 1,972 as of the end of the quarter. In the fourth quarter, the company will open its 2,000th store, including its 50th store in Mexico, which opened last week. The Home Depot is the number one home improvement retailer in the United States, Canada and Mexico.

         The company's services business grew 21 percent to $1.2 billion during the third quarter. The Home Depot saw strong growth in installation categories such as HVAC, kitchens, countertops, windows and roofing/gutters.

EXPANDING THE MARKET

         During the third quarter, The Home Depot Supply reported strong double-digit sales growth through organic and inorganic expansion. The Home Depot Supply operates on three platforms: Maintenance, Repair and Operations
(MRO), Builder and Professional Supply. In August, White Cap, a leading professional distribution business, expanded its presence in California and Hawaii through the acquisition of West Tool, Inc. and Wire Products of Hawaii, Inc., respectively. At the end of the third quarter, White Cap had 94 branches in 23 states, compared to 70 branches in 17 states when it was acquired by the company. Additionally, in August the company closed on its acquisition of National Waterworks, adding to its MRO platform. National Waterworks is the market leader in water and wastewater transmission products. In October, National Waterworks expanded its presence in Central Florida through the acquisition of Magnum Pipe, LLC.

         An updated schedule containing more detailed information about The Home Depot Supply can be found on www.homedepot.com under the Investor Relations section.

OTHER NOTABLE ITEMS

         The Home Depot is committed to giving back to the communities it serves. The company demonstrated that commitment by leading a Corporate Month of Service in 2005. Along with The Home Depot, 28 companies and organizations have committed to increase the number of volunteers across America by 6.4 million or 10 percent by the end of 2006.

         In addition to volunteerism, the company, The Home Depot Foundation, The Homer Fund, vendor partners and customers committed over $9.3 million in cash and materials to relief and rebuilding efforts as a result of the devastating hurricanes.

               - $7.2 million to various organizations to support rebuilding and relief efforts including the American Red Cross, Salvation Army, Volunteer Florida Foundation, United Way and Hands on Network

               - $2.1 million to associates through The Homer Fund, an organization that provides emergency assistance to The Home Depot associates

         These third quarter contributions were in addition to the $6.6 million committed earlier to the American Red Cross, through a three-year partnership, to support their hurricane relief and disaster education efforts.

         During the quarter, the company received the Award for Excellence for Workplace Volunteer Programs from the Points of Light Foundation.

         The Home Depot will conduct a conference call today at 9:00 a.m. EST to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at www.homedepot.com under the Investor Relations section.

         During the third quarter of 2005, The Home Depot opened 37 new stores and closed 20 EXPO stores. At the end of the third quarter, the company operated a total of 1,972 stores, which included 1,913 The Home Depot stores with 1,738 stores in the United States, 126 stores in Canada, and 49 stores in Mexico. The company also operates 34 EXPO Design Centers, 11 The Home Depot Landscape Supply stores, two The Home Depot Floor Stores, five The Home Depot Supply stores and seven Contractors' Warehouse stores. The company employs over 325,000 associates. Its stock is publicly traded (NYSE: HD) and is included in the Dow Jones Industrial Average and the Standard & Poor's 500 index.

Certain statements contained herein, including any statements related to net sales growth, increases in comparable store sales, impact of cannibalization, commodity price inflation and deflation, implementation of store initiatives, net earnings performance, including depreciation expense, stock-based compensation expense, store openings and closures, capital allocation and expenditures, the effect of adopting certain accounting standards, strategic direction and the demand for our products and services, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to: economic conditions in North America; changes in our cost structure; the availability of sourcing channels consistent with our strategy of differentiation; conditions affecting new store development; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; the success of our technology initiatives in improving operations and customers' in-store experience; our ability to identify and respond to evolving trends in demographics and consumer preferences; the relative success of our expansion strategy, including our ability to identify acquisition opportunities, particularly in markets outside of the U.S., and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses; our ability to create appropriate distribution channels for key sales platforms; our ability to attract, train and retain highly-qualified associates; the impact of new accounting standards; and the impact of competition, decisions by management related to possible asset impairments, regulation and litigation matters. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2005.

                                       ###
FOR FURTHER INFORMATION, CONTACT:
Financial Community                             News Media
Diane Dayhoff                                   Jerry Shields
Vice President of Investor Relations            Senior Public Relations Manager
(770) 384-2666                                  (770) 384-2741
diane_dayhoff@homedepot.com                     jerry_shields@homedepot.com

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
    FOR THE THREE AND NINE MONTHS ENDED OCTOBER 30, 2005 AND OCTOBER 31, 2004
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)

                                                THREE MONTHS ENDED           % INCREASE       NINE MONTHS ENDED          % INCREASE
                                             10-30-05        10-31-04        (DECREASE)    10-30-05        10-31-04      (DECREASE)
                                             --------        --------        ----------    --------        --------      ----------
NET SALES                                    $ 20,744        $ 18,772           10.5 %     $ 62,022        $ 56,282          10.2 %
Cost of Merchandise Sold                       13,781          12,520           10.1         41,295          37,601           9.8
                                             --------        --------                      --------        --------
  GROSS PROFIT                                  6,963           6,252           11.4         20,727          18,681          11.0

Operating Expenses:
   Selling, General and Administrative          4,124           3,882            6.2         12,362          11,508           7.4
   Depreciation                                   366             314           16.6          1,050             914          14.9
                                             --------        --------                      --------        --------
     Total Operating Expenses                   4,490           4,196            7.0         13,412          12,422           8.0
                                             --------        --------                      --------        --------

  OPERATING INCOME                              2,473           2,056           20.3          7,315           6,259          16.9

Interest Income (Expense):
  Interest and Investment Income                   17              22          (22.7)            54              46          17.4
  Interest Expense                                (38)            (18)         111.1           (108)            (49)        120.4
                                             --------        --------                      --------        --------
     Interest, net                                (21)              4                           (54)             (3)
                                             --------        --------                      --------        --------

EARNINGS BEFORE PROVISION
   FOR INCOME TAXES                             2,452           2,060           19.0          7,261           6,256          16.1

Provision for Income Taxes                        914             743           23.0          2,708           2,296          17.9
                                             --------        --------                      --------        --------
  NET EARNINGS                               $  1,538        $  1,317           16.8 %     $  4,553        $  3,960          15.0 %
                                             ========        ========                      ========        ========

Weighted Average Common Shares                  2,130           2,191           (2.8)%        2,145           2,213          (3.1)%
BASIC EARNINGS PER SHARE                     $   0.72        $   0.60           20.0 %     $   2.12        $   1.79          18.4 %

Diluted Weighted Average Common Shares          2,138           2,199           (2.8)%        2,154           2,221          (3.0)%
DILUTED EARNINGS PER SHARE                   $   0.72        $   0.60           20.0 %     $   2.11        $   1.78          18.5 %


SELECTED HIGHLIGHTS                             THREE MONTHS ENDED           % INCREASE       NINE MONTHS ENDED          % INCREASE
                                             10-30-05        10-31-04        (DECREASE)    10-30-05        10-31-04      (DECREASE)
                                             --------        --------        ----------    --------        --------      ----------
Number of Customer Transactions (1)               329             324           1.5 %         1,022             999           2.3 %
Average Ticket (1)                           $  58.92        $  55.53           6.1        $  58.21        $  55.11           5.6
Weighted Average Weekly Sales
   per Operating Store (000's) (1)           $    765        $    767          (0.3)       $    793        $    801          (1.0)
Square Footage at End of Period (1)               208             194           7.2             208             194           7.2
Capital Expenditures                         $  1,054        $  1,241         (15.1)       $  2,889        $  2,778           4.0
Depreciation and Amortization (2)            $    441        $    335          31.6 %      $  1,170        $    971          20.5 %

(1) Excludes all non-store locations since their inclusion may cause distortion of the data presented due to operational differences from our retail stores. The total number of the excluded locations and their total square footage are immaterial to our total number of locations and total square footage.

(2) Includes depreciation of distribution centers and tool rental equipment included in Cost of Merchandise Sold and amortization of deferred financing costs included in Interest Expense.

                    THE HOME DEPOT, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
        AS OF OCTOBER 30, 2005, OCTOBER 31, 2004 AND JANUARY 30, 2005
                            (AMOUNTS IN MILLIONS)

                                                       10-30-05      10-31-04       1-30-05
                                                       --------      --------       -------
                                                     (UNAUDITED)    (UNAUDITED)    (AUDITED)
ASSETS

   Cash and Short-Term Investments                     $ 1,378       $ 3,375       $ 2,165
   Receivables, net                                      2,550         1,822         1,499
   Merchandise Inventories                              12,039        10,203        10,076
   Other Current Assets                                    509           327           450
                                                       -------       -------       -------
      Total Current Assets                              16,476        15,727        14,190
                                                       -------       -------       -------

   Property and Equipment, net                          24,274        21,976        22,726
   Other Assets                                          3,920         1,928         1,991
                                                       -------       -------       -------
      TOTAL ASSETS                                     $44,670       $39,631       $38,907
                                                       =======       =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts Payable                                    $ 8,101       $ 7,159       $ 5,766
   Accrued Salaries and Related Expenses                 1,179         1,106         1,055
   Other Current Liabilities                             5,038         3,546         3,708
                                                       -------       -------       -------
      Total Current Liabilities                         14,318        11,811        10,529
                                                       -------       -------       -------
   Long-Term Debt                                        2,661         2,151         2,148

   Other Long-Term Liabilities                           1,899         1,922         2,072
                                                       -------       -------       -------
      Total Liabilities                                 18,878        15,884        14,749
                                                       -------       -------       -------
   Total Stockholders' Equity                           25,792        23,747        24,158
                                                       -------       -------       -------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $44,670       $39,631       $38,907
                                                       =======       =======       =======